UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 22, 2018
 NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33,913
(Address of principal executive offices)		(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 22, 2018, NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), as borrower, and NeoGenomics, Inc. ("Holdings") and certain of its subsidiaries, as guarantors (the “Guarantors”), entered into the First Amendment to the Credit Agreement (the "Amendment") with Regions Bank, as administrative agent and collateral agent, and the lenders party thereto. The initial agreement was entered into on December 22, 2016 and provided for a $75 million revolving credit facility (the “Revolving Credit Facility”) and a $75 million term loan facility (the “Term Loan Facility”).
The Amendment restates the definition of Consolidated EBITDA by providing for a one-time additional add-back for the fiscal quarter ended September 30, 2017 for loss of gross margin resulting from the impact of hurricanes on Holdings and its subsidiaries in such fiscal quarter. This is in addition to one-time costs that have already been added back to adjusted EBITDA. The Amendment further restates the definition of Consolidated Leverage Ratio to permit the ratio as of the end of any Fiscal Quarter of the Borrower to be greater than (i) for any fiscal quarter ending on or after March 31, 2017 to and including December 31, 2018, 3.75:1.0, (ii) for any fiscal quarter ending on or after March 31, 2019 to and including December 31, 2019, 3.50 to 1.0, (iii) for any fiscal quarter ending on or after March 31, 2020 to and including December 31, 2020, 3.25 to 1.0, and (iv) for any fiscal quarter ending on or after March 31, 2021 and thereafter, 3.00:1.0. This has the impact of increasing NeoGenomics Laboratories overall borrowing capacity from 2018 through 2020.

The foregoing description of the Amendment is qualified in its' entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March, 22, 2018, Dr. Maher Albitar, who will remain Chief Medical Officer and Director of Research and
Development, will be transitioning executive duties and all of his policy-making responsibilities to various other individuals within the Company. This change will allow him to focus on development of our advanced molecular capabilities, research, and product development.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibit

10.1
First Amendment to Credit Agreement by and among NeoGenomics Laboratories, Inc., NeoGenomics, Inc. and certain of its subsidiaries, the lenders party thereto and Regional Bank, as administrative agent.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated March 22, 2018, by and among NeoGenomics Laboratories, Inc., NeoGenomics, Inc. and certain of its subsidiaries, the lenders party thereto and Regions Bank, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.
By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer
Date:	March 23, 2018